

                                                                                                           Exhibit 11
                               DT INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                         Three Months Ended                  Nine Months Ended
                                                  ----------------------------------    -----------------------------
                                                     March 29,          March 30,        March 29,        March 30,
                                                       1998                1997             1998            1997
                                                  ----------------     -------------    -------------    ------------

Income before extraordinary loss                  $       7,714         $   7,216       $    22,477      $    18,127

Extraordinary loss                                          ---               ---             1,200              324
                                                  ----------------     -------------    -------------    ------------
Net income                                        $       7,714         $   7,216       $    21,277      $    17,803
                                                  ----------------     -------------    -------------    ------------

Basic:
  Basic weighted average shares outstanding       $      11,341         $  11,268       $   11,322       $    10,034
                                                  ----------------     -------------    -------------    ------------
  Basic earnings per share before
    extraordinary loss                            $        0.68         $    0.64       $     1.99       $      1.81

  Extraordinary loss                                        ---               ---             0.11              0.03
                                                  ----------------     -------------    -------------    ------------
  Basic net income per share                      $        0.68        $     0.64       $     1.88       $      1.78
                                                  ----------------     -------------    -------------    ------------

Income before extraordinary loss                  $       7,714        $    7,216       $   22,477       $    18,127

Extraordinary loss                                          ---               ---            1,200               324
                                                  ----------------     -------------    -------------    ------------
Net income                                                7,714             7,216           21,277            17,803

Interest expense on mandatorily redeemable
     convertible preferred securities, net of
     applicable income taxes                                752               ---            2,256              ---
                                                  ----------------     -------------    -------------    ------------
Net income, adjusted                              $       8,466        $    7,216        $  23,533       $    17,803
                                                  ----------------     -------------    -------------    ------------

Diluted:

     Weighted average number of shares
       outstanding                                       11,341           11,268           11,322            10,034

     Add dilutive effect of stock options
       based on treasury stock method using
       average market price                                 456              485              421               470

     Add shares contingently issuable to the
         former owner of Kalish assuming
         maximum future earnings                            123              130              123               130

     Assumed conversion of convertible preferred
         securities                                       1,806              ---            1,806               ---
                                                  ----------------     -------------    -------------    ------------
                                                         13,726           11,883           13,672            10,634
                                                  ----------------     -------------    -------------    ------------

Diluted earnings per share before
     extraordinary loss                           $        0.62             0.61             1.81              1.70

Extraordinary loss                                          ---              ---             0.09              0.03
                                                  ----------------     -------------    -------------    ------------
Diluted net income per share                      $        0.62             0.61             1.72              1.67
                                                  ----------------     -------------    -------------    ------------